As filed with the Securities and Exchange Commission on March 5, 1999
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                         PENNSYLVANIA ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

              Pennsylvania                               23-1920170
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

                                 One PEI Center
                      Wilkes-Barre, Pennsylvania 18711-0601
                                 (717) 829-8843
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      Donna M. Abdalla, Corporate Secretary
                         Pennsylvania Enterprises, Inc.

                                 One PEI Center
                      Wilkes-Barre, Pennsylvania 18711-0601
                                 (717) 829-8812
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                    Copy to:
                             Garett J. Albert, Esq.
                            Hughes Hubbard & Reed LLP
                             One Battery Park Plaza
                          New York, New York 10004-1482
                         ------------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |X|

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

   Pursuant to Rule 429 of the Securities Act of 1933, as amended, the Company intends to use the prospectus contained in this Registration Statement in connection with the securities registered under Registration Statement No. 333-23653, Registration Statement No. 333-04813, Registration Statement No. 33-53501 and Registration Statement No. 2-76135.


                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------
   Title of Shares      Amount to   Proposed maximum  Proposed maximum    Amount of
  to be registered         be        offering price       aggregate     registration
                      registered(1)    per unit(2)    offering price(2)      fee
--------------------------------------------------------------------------------------
Common Stock, no par     600,000        $22.2188         $13,331,280      $3,706.10
 value, stated value     shares
    $5 per share
--------------------------------------------------------------------------------------

(1) Each share of Common Stock includes a related right (a "Right") to purchase one-half of a share of Common Stock of the Company. The Rights are not exercisable or transferable apart from the Common Stock at this time.
(2) For purposes of computing the filing fee, the proposed maximum offering price has been computed in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices for Common Stock reported on the New York Stock Exchange on February 26, 1999.

                        PENNSYLVANIA ENTERPRISES, INC.

                DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                       2,400,000 Shares of Common Stock
                 (no par value, stated value $5.00 per share)

          The Dividend Reinvestment and Stock Purchase Plan, as amended herein (the "Plan"), of Pennsylvania Enterprises, Inc. (the "Company") provides all shareholders of record of the Company who own at least twenty (20) shares of common stock, no par value, stated value $5.00 per share, of the Company ("Common Stock") with a convenient and economical method of reinvesting cash dividends and making supplemental cash payments to purchase newly-issued additional shares of Common Stock, at a 5% discount from the market price. Any holder of record of at least twenty (20) shares of Common Stock is eligible to participate. Cash dividends on shares of Common Stock owned beneficially but not of record (e.g., shares in street name) may not be reinvested under the Plan until the beneficial owner becomes a holder of record of at least twenty (20) shares of Common Stock or makes arrangements for participation with the broker or bank in whose name the shares are registered.

          The purchase price of newly-issued shares purchased from the Company under the Plan will be an amount equal to 95% of the average of the daily high and low prices for the Common Stock for the five trading days immediately preceding the applicable dividend payment date or, in the case of a supplemental cash payment, the applicable investment date, as the case may be, as reported on the New York Stock Exchange.

          If a shareholder does not wish to participate in the Plan, such shareholder will receive dividends, as declared, by check as usual. The Company administers the Plan at its own expense. Any brokerage fees or commissions in connection with the purchase of Common Stock under the Plan will be paid by the Company.

          The Company will receive all of the net proceeds from the sale of any newly-issued shares of Common Stock.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION  NOR  HAS  THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                    PASSED  UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------





                  The date of this Prospectus is March 5, 1999

          No person has been authorized to give any information or make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which said offer or solicitation is not qualified or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or its subsidiaries since the date hereof.

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004, and at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511, and New York Regional Office, 7 World Trade Center, New York, New York 10048-1100. Copies of such materials may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 at prescribed rates. In addition, the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports and other information may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. The Company's Common Stock is listed on such Exchange.

          The Company has filed with the Commission a Registration Statement on Form S-3 (File No. 333-_____) (herein, together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933. This Prospectus does not contain all of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement for further information.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company hereby incorporates by reference in this Prospectus the Company's Annual Report on Form 10-K for the year ended December 31, 1998, which has been filed with the Commission pursuant to the Exchange Act (File No. 0-7812).

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the oral or written request of any such person, a copy of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written or telephone requests for such copies should be directed to the Company's Investor Relations Department at the Company's principal executive office. The mailing address of such office is Pennsylvania Enterprises, Inc., One PEI Center, Wilkes-Barre, Pennsylvania 18711-0601, telephone no. (800) 379-4768.

                                   THE COMPANY

          The Company is a holding company formed in 1974 with regulated and nonregulated subsidiaries. Its regulated subsidiaries consist of PG Energy Inc. ("PGE"), the Company's principal subsidiary, and Honesdale Gas Company ("Honesdale"), each of which is engaged in the distribution of natural gas in northeastern Pennsylvania.

          PGE, incorporated in 1867 as Dunmore Gas & Water Company, and Honesdale are operating public utilities whose gas businesses are regulated by the Pennsylvania Public Utility Commission ("PPUC"). The Company's other subsidiaries are not so regulated. As of December 31, 1997, PGE and Honesdale together had approximately 150,000 gas customers.

          The Company, through its other subsidiaries, PG Energy Services Inc. ("Energy Services"), Keystone Pipeline Services, Inc. ("Keystone"), Theta Land Corporation ("Theta") and PEI Power Corporation ("PPC"), is engaged in various nonregulated activities, including the marketing and sale of natural gas and propane and other energy-related services, as well as the construction, maintenance and rehabilitation of natural gas distribution pipelines and several real estate development projects on Company-owned land.

                                 USE OF PROCEEDS

          The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be purchased under the Plan or the aggregate amount that the Company will receive for any such shares purchased under the Plan. The net proceeds from the sale of any such shares of Common Stock will either be used for the general corporate purposes of the Company or made available to PGE or to one or more of the Company's other subsidiaries for repayment of debt, for payment of capital expenditures and/or for other corporate purposes. To the extent that PGE uses proceeds from this offering to repay debt, such proceeds will be used to repay bank borrowings which generally bear interest at less than prime.

                                    THE PLAN

          The following questions and answers constitute the Plan.

      GENERAL

          The Company has amended its existing Dividend Reinvestment and Stock Purchase Plan to enable its shareholders of record who own at least twenty (20) shares of Common Stock to reinvest cash dividends and to make supplemental cash payments for the purchase of newly-issued shares of Common Stock, at a 5% discount from market prices, in each case without the payment of any brokerage commission, transfer tax, service charge or other regular expense.

          Since the reinvestment of dividends and supplemental cash payments provide funds to the Company in exchange for the issuance of new shares of Common Stock, the Company will receive additional funds that will be added to the general corporate funds of the Company and will be made available to PGE or to one or more of the Company's other subsidiaries for repayment of debt, for payment of capital expenditures and/or for other corporate purposes.

      ADVANTAGES

          1. WHAT ARE THE ADVANTAGES OF THE PLAN FOR THE SHAREHOLDER?

             (a) A participant may have cash dividends on all or part of his or her shares of stock automatically reinvested in shares of Common Stock at a 5% discount from market prices without the payment of any brokerage commission, transfer tax, service charge or other regular expense.

             (b) A participant may also purchase shares with supplemental cash payments of a minimum of $10 up to a maximum of $10,000 per calendar quarter at a 5% discount from market prices without the payment of any brokerage commission, transfer tax, service charge or other regular expense. Supplemental cash payments may be made by check, money order or electronic funds transfer from a predesignated U.S. checking or savings account. The Company has also established a Customer Stock Purchase Plan. Shareholders of the Company who are also residential customers of the Company's subsidiaries, which include PGE, Honesdale, Energy Services, Keystone, Theta and PPC, and wish to make optional purchases of such Common Stock under the Plan should consider first making such purchases under the Company's Customer Stock Purchase Plan in order to avoid potential dividend income for federal income tax purposes on the 5% discount (see Question 23).

             (c) Full investment of funds is possible because fractions of shares, as well as full shares, will be credited to a participant's account.

             (d) Dividends with respect to such fractions, as well as full shares, will be credited to a participant's account.

             (e) A participant can also avoid the need for safekeeping of certificates for shares credited to his or her account under the Plan.

             (f) Statements of account will be mailed by ChaseMellon Shareholder Services, L.L.C., a registered transfer agent (the "Agent") to each participant and will provide each participant with a record of each transaction.

             (g) An Individual Retirement Account ("IRA") may be a participant in the Plan.

      ADMINISTRATION

          2. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

          The Chase Manhattan Bank will administer the Plan. Certain administrative support will be provided to The Chase Manhattan Bank by the Agent. The Agent will hold for safekeeping the certificates for shares purchased for each participant under the Plan until termination of his or her participation in the Plan or until a written request is received from the participant for withdrawal of his or her shares. At such time, the participant will be issued a stock certificate or certificates. However, the issuance of stock certificates normally will be limited to one issuance per year per participant. Should ChaseMellon Shareholder Services, L.L.C. cease to act as the Agent, another agent will be designated by the Company. In such event, all references herein to ChaseMellon Shareholder Services, L.L.C. or the Agent shall be deemed to be such other agent as the Company may designate.

      PARTICIPATION

          3. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

          All shareholders of record who own at least twenty (20) shares of Common Stock are eligible to participate. A beneficial owner of Common Stock whose shares are registered in a name other than his or her own can become eligible:

             (a) by having at least twenty (20) shares of Common Stock transferred into his or her own name; or

             (b) by making arrangements for participation with the broker or bank in whose name the shares are registered.

          A participant in the Plan must maintain ownership of at least twenty
(20) shares of Common Stock. If on the record date for any quarterly dividend payment a participant fails to meet the twenty (20) share minimum participation requirement, such participant will be removed from the Plan on the next dividend payment date as follows. First, such participant's dividends will not be reinvested on the next dividend payment date but instead will be paid to the participant in cash. Then, immediately following such dividend payment date, the participant will receive a certificate for any whole shares of Common Stock held in such participant's account and a check for any fractional shares held in the account. Following these issuances, such participant's account will be closed.

          Those shareholders who do not wish to participate in the Plan will receive dividends, as declared, by check as usual on shares registered in their name.

          4. HOW DOES A SHAREHOLDER PARTICIPATE IN THE PLAN?

          A shareholder of record who owns at least twenty (20) shares of Common Stock may join the Plan at any time by completing the Authorization Form and returning it to the Agent, addressed as follows: ChaseMellon Shareholder Services, L.L.C., Investment Services, P.O. Box 3339, South Hackensack, NJ 07606-1939. A new Authorization Form can be obtained at any time from the Agent. Where the shares of Common Stock are registered in more than one name (I.E., joint tenants, trustees, etc.), all registered holders must sign the Authorization Form.

          If the Authorization Form is received by the Agent prior to the record date for a particular dividend, that dividend will be used to purchase additional shares of Common Stock for the shareholder either on or as soon as practicable after (see Question 12) the dividend payment date following that record date (the record date usually precedes the payment date by 14 days). Should the Authorization Form be received on or after the record date, it will be necessary to delay the shareholder's participation until the following dividend payment date. For example, if a dividend is payable on September 15 to holders of record on September 1, in order to invest the quarterly Common Stock dividend payable on September 15, a shareholder's Authorization Form must be received by the Agent prior to September 1. If the Authorization Form is received on or after September 1, the Common Stock dividend payable on September 15 will be paid in the regular manner, and the shareholder's participation will begin with the next dividend payment date.

          The Agent will promptly invest dividends received, except where temporary curtailment or suspension of purchase is necessary to comply with the applicable provisions of the federal securities laws.

          An IRA may be a participant in the Plan (see Question 8).

          5. WHAT DOES THE AUTHORIZATION FORM PROVIDE?

          The Authorization Form provides for the purchase of additional shares of Common Stock through the following options:

             A. "FULL DIVIDEND REINVESTMENT," which directs the Company to pay to the Agent for reinvestment in accordance with the Plan all of the participant's cash dividends on all of the shares of Common Stock then or subsequently registered in his or her name; or

             B. "PARTIAL DIVIDEND REINVESTMENT," which directs the Company to pay to the Agent for reinvestment in accordance with the Plan cash dividends on the number of shares specified by the participant on the Authorization Form and to continue to pay to the participant cash dividends on the remaining shares.

          A participant may change investment options or increase or decrease the number of shares with respect to which dividends are being reinvested at any time by signing a new Authorization Form and returning it to the Agent as provided under Question 4.

          The Authorization Form also appoints the Agent as agent for the participants and directs the Agent to apply such cash dividends and any supplemental cash payments a participant may make to the purchase of additional shares in accordance with the terms of the Plan.

          6. HOW DOES A SHAREHOLDER MAKE SUPPLEMENTAL CASH PAYMENTS?

          After a shareholder has submitted a signed Authorization Form to the Agent for the first time and AFTER THE FIRST REINVESTMENT OF THE NEW PARTICIPANT'S DIVIDENDS HAS BEEN CONFIRMED BY THE AGENT, the new participant is eligible to make supplemental cash payments at any time. Shareholders already participating in the Plan may make supplemental cash payments starting at any time. SUPPLEMENTAL CASH PAYMENTS MAY NOT EXCEED $10,000 IN ANY CALENDAR QUARTER, AND NO SINGLE PAYMENT MAY BE LESS THAN $10. Payments may be made by check or money order or may be deducted automatically on a monthly basis from a financial institution (see Question 7). Checks and money orders should be made payable to "The Chase Manhattan Bank, N.A.," and should be sent with the detachable correspondence stub received with the participant's statement of account. A return envelope will be included for the participant's convenience.

          Supplemental cash payments will normally be invested on or about the 15th day of each calendar month, if a trading day for the New York Stock Exchange, or if not, the first trading day after the 15th. Supplemental payments made by cash or money order must be received by the Agent at least five business days prior to the applicable investment date. Funds received after this deadline will be held by the Agent until the next investment date.

          NO INTEREST WILL BE PAID ON SUPPLEMENTAL CASH PAYMENTS. Any supplemental cash payment will be refunded if a written request for such refund is received by the Agent at least two business days prior to its investment.

          In making purchases for the participant's account, the Agent may commingle the participant's funds with those of other shareholders of the Company participating in the Plan. The Agent shall have no liability in connection with the timing of any purchase.

          Under the Plan, dividends payable on shares of Common Stock purchased with supplemental cash payments will automatically be reinvested in additional shares of Common Stock, unless the participant has elected partial dividend reinvestment.

          If it appears to the Company that any participant is using or contemplating the use of supplemental cash payments in a manner or with an effect that, in the sole judgment and discretion of the Company, is not in the best interests of the Company or its other shareholders, then the Company may decline to issue all or any portion of the shares of Common Stock for which any supplemental cash payment by or on behalf of such participant is tendered. Such supplemental cash payment (or the portion thereof not to be invested in shares of Common Stock) will be returned by the Company as promptly as practicable without interest.

          7. WHAT IS THE AUTOMATIC MONTHLY INVESTMENT FEATURE OF THE PLAN AND HOW DOES IT WORK?

          Participants may make supplemental cash payments by means of an "Automatic Monthly Investment" of not less than $10 per monthly transaction nor more than a total of $10,000 during a calendar quarter by electronic funds transfer from a predesignated U.S. account.

          If a participant has already established a Plan account and wishes to initiate Automatic Monthly Investments, he or she must complete and sign an Automatic Monthly Investment Form and return it to the Agent together with a voided blank check (for a checking account) or deposit slip (for a savings account) for the account from which funds are to be drawn. Automatic Monthly Investment Forms may be obtained from both the Agent and the Company. Forms will be processed and will become effective as promptly as practicable.

          Once an Automatic Monthly Investment is initiated, funds will be drawn from the participant's designated account on the fifth business day prior to the applicable investment date. Supplemental cash payments made by Automatic Monthly Investment will be invested in shares of Common Stock on or about the 15th day of each calendar month, if a trading day for the New York Stock Exchange, or if not, the first trading day after such 15th day.

          Participants may change the amount of their Automatic Monthly Investment by completing and submitting to the Agent a new Automatic Monthly Investment Form. To be effective with respect to a particular investment date, the new Automatic Monthly Investment Form must be received by the Agent by the 25th day of the month preceding such investment date. Participants may terminate their Automatic Monthly Investment by notifying the Agent in writing.

          8. HOW MAY AN IRA PARTICIPATE IN THE PLAN?

          An individual may participate in the Plan through his or her IRA. The IRA will be subject to the Plan in the same manner as other participants. For assistance in enrolling an IRA in the Plan, please contact the Agent.

          9. CAN AN EMPLOYEE PARTICIPATE IN THE PLAN WITH PAYROLL DEDUCTIONS?

          Any employee of the Company or one of its subsidiaries who is a shareholder of record who owns at least twenty (20) shares of Common Stock may authorize the Company to make payroll deductions for the purchase of shares of Common Stock under the Plan by completing the Authorization Form and returning it to the Agent, and completing a payroll deduction authorization form and returning it to the Company. Such deductions may be made in addition to reinvestment of dividends and supplemental cash payments. THE COMBINED TOTAL OF PAYROLL DEDUCTIONS AND SUPPLEMENTAL CASH PAYMENTS MAY NOT EXCEED $10,000 IN ANY CALENDAR QUARTER. A payroll deduction authorization form may be obtained at any time by request to the Company. Payroll deductions may be changed or terminated at any time by completing a new payroll deduction authorization form. The commencement, change or termination will become effective as soon as practicable after an employee's request is received by the Company.

      PURCHASES

          10. HOW IS THE PRICE DETERMINED FOR SHARES PURCHASED WITH REINVESTED DIVIDENDS?

          The price of the shares of Common Stock purchased from the Company with reinvested dividends will be 95% of the average of the daily high and low prices for the Common Stock for the five trading days immediately preceding the applicable dividend payment date, as reported on the New York Stock Exchange.

          Each participant's account will be credited with that number of shares (including a fractional share computed to four decimal places) equal to the total amount invested, divided by the applicable purchase price per share.

          11. HOW IS THE PRICE DETERMINED FOR SHARES PURCHASED WITH SUPPLEMENTAL CASH PAYMENTS?

          The price of shares of Common Stock purchased from the Company with supplemental cash payments will be 95% of the average of the daily high and low prices for the Common Stock for the five trading days immediately preceding the applicable investment date, as reported on the New York Stock Exchange. The Agent will purchase full and fractional shares to the full amount of a participant's supplemental cash payment. If a supplemental cash payment is not large enough to buy a full share, the participant's account will be credited with a fractional share (computed to four decimal places).

          12. HOW AND WHEN WILL SHARES FOR THE PLAN BE PURCHASED?

          Shares will be purchased from the authorized and unissued shares of Common Stock of the Company.

          Shares purchased from the Company with reinvested dividends will be issued on the dividend payment date (ordinarily the 15th of March, June, September and December). If the dividend payment date is not a trading day on the New York Stock Exchange, then the shares will be issued on the next trading day. Likewise, shares purchased from the Company with supplemental cash payments will be issued on the investment date, which is normally the 15th day of each calendar month (see Question 6).

          13. HOW MANY TOTAL SHARES CAN BE PURCHASED THROUGH THE PLAN?

          A total of 2,400,000 shares of Common Stock have been reserved for use in connection with the Plan of which, at March 1, 1999, 1,729,640 shares had been purchased by participants. The Company anticipates that it will from time to time, as required, register the sale of additional shares.

      Costs

          14. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

          No. There are no brokerage commissions, service charges or other regular expenses to be paid by a participant. All costs of administration of the Plan, including the fees of the Agent, will be paid by the Company. However, upon termination of his or her participation under the Plan, if the participant requests the Agent to sell or transfer shares, the participant must pay any related brokerage commission and/or applicable service charges.

      REPORTS TO PARTICIPANTS

          15. HOW WILL PARTICIPANTS BE ADVISED OF THEIR PURCHASES OF stock?

          As soon as practicable after each purchase for the account of a participant, a statement of account will be mailed to each participant by the Agent. The statement of account details dividends reinvested, supplemental cash payments received, the number of shares purchased with reinvested dividends, the number of shares purchased with supplemental cash payments, the average price per share of shares purchased with reinvested dividends, the average price per share of shares purchased with supplemental cash payments and the total number of shares accumulated under the Plan.

          These statements of account are a participant's continuing record of the cost of the participant's purchases and should be retained for tax purposes. In addition, each participant will receive a Prospectus for the Plan and the communications sent to every other shareholder including the Company's annual report to shareholders, notice of annual meeting and proxy statement, and income tax information.

      DIVIDENDS AND OTHER DISTRIBUTIONS TO SHAREHOLDERS

          16. WILL PARTICIPANTS BE CREDITED WITH CASH DIVIDENDS ON SHARES HELD IN THEIR ACCOUNT UNDER THE PLAN?

          Yes. The Company pays dividends, as declared, to the holders of record of all its outstanding shares of Common Stock. Participants will be credited with dividends on the basis of full and fractional shares (computed to four decimal places) held in their accounts, and dividends will be reinvested in additional shares of Common Stock, unless the participant elects partial reinvestment of dividends.

          Cash dividends, if declared, are paid quarterly on March 15, June 15, September 15 and December 15. The record date for each such dividend is normally fourteen days prior to the dividend payment date.

          17. WILL PARTICIPANTS BE CREDITED WITH STOCK DIVIDENDS, STOCK SPLITS OR OTHER RIGHTS DISTRIBUTED BY THE COMPANY?

          Yes. Any stock dividends or stock splits distributed by the Company on shares held by the Agent for the participant will be credited to the participant's account. In the event the Company makes available to its shareholders rights to purchase additional shares, debentures or other securities, and such rights are transferable, the Agent will sell such rights accruing to shares held by the Agent for the participants and invest the proceeds therefrom in Common Stock prior to or with the next regular cash dividend. Any participant who wishes to exercise stock purchase rights must request, prior to the record date of the offering, that a stock certificate be sent to him or her by the Agent.

      CERTIFICATES FOR SHARES

          18. WILL STOCK CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

          Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to participants. This protects the participant against loss, theft or destruction of stock certificates, and reduces the Company's administrative costs. The number of shares credited to an account under the Plan will be shown on the participant's statement of account.

          However, a participant may obtain a certificate for any number of full shares credited to the participant's account under the Plan by sending the Agent a written request. The issuance of a stock certificate normally will be limited to one issuance per year per participant. If a certificate is to be issued for less than all of the full shares, the request must state the specific number of full shares for which the certificate is to be issued. A certificate for a fractional share will not be issued under any circumstances. A participant must make a separate request each time a certificate is to be issued. This request should be mailed to the Agent. Certificates generally will be issued within ten business days after the Agent receives the participant's written request therefor.

          Shares credited to the account of a participant under the Plan for which certificates have not been issued may not be pledged or assigned. Any such purported pledge or assignment will be void. Any participant who wishes to pledge or assign such shares must request that certificates for such shares be issued in the participant's name.

          19. IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

          Accounts will be maintained in the participant's name as shown on the Company's shareholder records at the time the participant provided the Authorization Form. Certificates for full shares will be similarly registered when issued. Certificates also can be registered and issued in names other than that of the participant subject to compliance with any applicable laws. For certificates to be issued in names other than the participant, the participant must complete an "Assignment Separate from Certificate" form, also known as a Stock Power. This Stock Power must be returned to the Agent bearing the signature of the participant, dated and guaranteed by a recognized member of a

Medallion Stamp Program. The forms referred to in this paragraph may be obtained at any time by written request to the Agent.

      TERMINATION

          20. HOW DOES A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

          To terminate participation, the participant must notify the Agent in writing. When a participant terminates participation, or upon termination of the Plan by the Company, certificates for whole shares credited to the account of the participant will be issued and mailed directly to the participant with a check in payment for any fractional share credited to the participant's account at the then current market price. In the case of an employee who has authorized payroll deductions, the employee must also cancel deductions by notifying the Company's Human Resources Department. If a participant prefers and so notifies the Agent, the Agent will sell the participant's full shares and send the participant the proceeds of the sale plus the cash equivalent of any fractional share, less any service charge, transfer tax and brokerage fee.

          The Company will not repurchase any full shares from the participant.

          21. WHEN MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

          A participant may terminate participation at any time. If the request to terminate participation is received prior to the record date for any dividend payment date, the total amount of the dividends to which a participant is entitled will be paid by check in the regular manner on the dividend payment date. All subsequent dividends will also be paid by check unless the shareholder elects to re-enroll in the Plan, which the shareholder may do at any time.

          Generally, an eligible shareholder (i.e. a shareholder of record who owns at least twenty (20) shares of Common Stock) may again become a participant at any time. However, the Company and the Agent reserve the right to reject any Authorization Form from a previous participant on grounds of excessive joining and terminating. A participant will be charged a termination fee if termination is effected within one year of the participant's entry into the Plan or for any termination of a subsequent participation in the Plan.

          22. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN THE PARTICIPANT'S NAME?

          If a participant disposes of all shares of stock registered in the participant's name, the Agent will terminate the participant's account and will pay to the participant the cash equivalent (as determined in accordance with Question 20) of any fractional share remaining in the account.

          23. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS A PORTION OF HIS OR HER SHARES?

          If a participant who is reinvesting the cash dividends on all of the shares of Common Stock registered in the participant's name disposes of a portion of his or her shares but, following such disposition, remains the owner of at least twenty (20) shares of Common Stock, the Agent will continue to reinvest the dividends on the remainder of the shares.

          If a participant who is reinvesting the cash dividends on less than all of the shares of Common Stock registered in the participant's name disposes of a portion of such shares but, following such disposition, remains the owner of at least twenty (20) shares of Common Stock, the Agent will continue to reinvest the dividends on the remainder of the shares up to the number of shares originally authorized. For example, if the participant authorizes the Agent to reinvest the cash dividends on 50 shares of Common Stock, of a total of 100 shares of Common Stock registered in the participant's name, and then the participant disposes of 25 shares, the Agent will continue to reinvest the cash dividends on 50 of the remaining 75 shares. If, instead, the participant disposes of 75 shares of Common Stock, the Agent will continue to reinvest the cash dividends on all of the remaining 25 shares. If the participant then acquires additional shares of Common Stock so that his or her holdings of record again total more than 50 shares of Common Stock, the Agent will be guided by the participant's original instructions and reinvest the dividends from 50 shares, and the participant will receive a check for dividends on the shares held of record in excess of 50.

          If a participant who is reinvesting the cash dividends on all or any part of the shares of Common Stock registered in the participant's name disposes of a portion of his or her shares and following such disposition does not own at least twenty (20) shares of Common Stock, such participant will be removed from the Plan on the next dividend payment date unless such participant increases his or her holdings to at least twenty (20) shares of Common Stock on or prior to the record date for the next quarterly dividend payment.

          24. WILL A PARTICIPANT BE ABLE TO VOTE THE SHARES HELD IN HIS OR HER ACCOUNT UNDER THE PLAN?

          Yes, all of the participant's full and fractional shares -- those registered in the name and those credited to the account of the participant under the Plan -- will be included on one proxy mailed to the participant in the regular manner.

          25. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN?

          THE FOLLOWING IS A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES TO NON-FOREIGN SHAREHOLDERS PARTICIPATING IN THE PLAN. SINCE THIS IS ONLY A SUMMARY AND SINCE STATE AND LOCAL TAX LAWS MAY VARY, A SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN.

          In the case of newly-issued shares of Common Stock purchased from the Company with reinvested dividends, the amount that will be treated as a distribution to a participant will be equal to the full fair market value of the Common Stock on the investment date. This means that in addition to the reinvested dividends being treated as a distribution, the amount of any discount from the fair market value of the shares is also treated as a distribution. The participant's tax basis in those shares will also equal the fair market value of the Common Stock on the investment date.

          The amount of the distribution, as determined above, will be taxable to participants as ordinary dividend income to the extent of the Company's current or accumulated earnings and profits for federal income tax purposes. The amount, if any, of such distribution in excess of such earnings and profits will reduce a participant's basis in the shares of Common Stock with respect to which such distribution was received, and, to the extent it exceeds such basis, will result in capital gain. Certain corporate participants may be entitled to a dividends received deduction with respect to amounts treated as ordinary dividend income. Corporate participants should consult their own tax advisors regarding their eligibility for and the extent of the dividends received deduction.

          In the case of newly-issued shares purchased from the Company with supplemental cash payments or payroll deductions, a participant will be treated as having received a distribution (taxable as a dividend, reduction of basis or capital gain, as discussed above), in an amount equal to the excess of the fair market value of the shares purchased on the investment date over the amount of the supplemental cash payments or payroll deductions. The participant's basis in the shares acquired with supplemental cash payments or payroll deductions will be the amount of the supplemental cash payment or payroll deductions paid by the participant to acquire such shares, plus the amount includible as a distribution, as determined above.

          The Company does not intend to treat participants as receiving an additional distribution based upon their pro rata shares of the Plan administration costs borne by the Company. However, the Company has not received and is not currently seeking a ruling from the Internal Revenue Service ("IRS") with respect to this issue, and there can be no assurance that the IRS will agree with this position.

          The holding period for shares acquired under the Plan commences on the day following the investment date.

          Participants will not recognize any taxable income when they receive certificates for whole shares credited to their accounts, either upon their request for such certificates or upon withdrawal from or termination of the Plan. Participants, however, may recognize gain or loss when whole shares acquired under the Plan are sold or exchanged either through the Plan at their request or by participants themselves after receipt of certificates for shares from the Plan. In addition, participants may recognize gain or loss when they receive cash payments for fractional shares credited to their account upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference, if any, between the amount which the participant receives for his or her shares or fractional share, and his or her tax basis therefor (with special rules applying to determine the basis allocable to shares that are not specifically identified when the participant sells less than all of his or her shares). Such gain or loss will be capital gain or loss if such shares or fractional shares are a capital asset in the hands of the participant.

          Dividends which are reinvested pursuant to the Plan may be subject to the "backup withholding" tax generally applicable to dividends unless the participant provides the Company with the participant's taxpayer identification number or is otherwise exempt from "backup withholding."

          26. MAY THE PLAN BE CHANGED OR DISCONTINUED?

          While the Company expects to continue the Plan indefinitely, the Company reserves the right to suspend or terminate the Plan or any part thereof at any time. The Company also reserves the right to make modifications to the Plan. Any such suspension, termination or modification will be announced to both participating and non-participating shareholders. Any such suspension, termination or modification will be prospective only.

          All questions as to the validity, form, eligibility and acceptance of all payments to or under the Plan will be determined solely by the Company, which determinations will be final and binding. No alternative, conditional or contingent payments will be accepted. The Company reserves the absolute right to reject any or all payments for any reason. The Company also reserves the right to waive any irregularities or conditions, and the Company's interpretations of the terms and conditions of the Plan shall be final and binding.

          27. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY AND THE AGENT UNDER THE PLAN?

          In administering the Plan, neither the Company nor the Agent nor any agent of either of them will be liable for any good faith act or omission to act, including, without limitation, any claim of liability (1) arising out of failure to terminate a participant's account upon a participant's death prior to receipt of notice in writing of such death and (2) with respect to the prices at which shares are purchased for the participant's account and the times such purchases are made.

          THE COMPANY AND THE AGENT DO NOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED BY THE PARTICIPANT UNDER THE PLAN.

                          DESCRIPTION OF CAPITAL STOCK

          The following statements are brief summaries of certain provisions relating to the Company's capital stock and are qualified in their entirety by reference to the provisions of the Company's Restated Articles of Incorporation, as amended (the "PEI Articles"), and the Company's By-Laws, as amended, each of which have been filed with the Commission.

          The Company's authorized capital stock consists of 30,000,000 shares of Common Stock. As of March 1, 1999, there were 10,667,483 shares of Common Stock outstanding.

      VOTING RIGHTS

          Holders of Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock. Holders of Common Stock are not entitled to cumulative voting rights in the election of directors.

      DIVIDEND RIGHTS

          Holders of shares of Common Stock are entitled to dividends when, as and if declared by the Board of Directors from funds legally available therefor.

      LIQUIDATION

          In the event of the liquidation, dissolution or winding up of the affairs of the Company, all surplus of the Company remaining after the discharge by the Company of all liabilities shall be distributed, pro rata, among the holders of Common Stock.

      OTHER PROVISIONS

          Holders of Common Stock are not entitled to conversion or pre-emptive rights and there are no redemption or sinking fund provisions applicable to the Common Stock.

      NONASSESSABILITY

          All of the outstanding shares of Common Stock are fully paid and nonassessable and all shares of Common Stock to be offered by the Company hereby, when issued, will be fully paid and nonassessable.

      CERTAIN BUSINESS COMBINATIONS

          The PEI Articles contain a "fair price" provision, which requires, in addition to any affirmative vote required by law or the PEI Articles, the affirmative vote of a majority of the then outstanding shares of Voting Stock (as defined below) held by shareholders other than Related Persons (as defined below) for certain transactions (each a "Business Combination") involving the Company or a subsidiary and a Related Person, unless certain minimum price and form of consideration requirements are met or the approval of a majority of

Continuing Directors (as defined below) has been given. A "Related Person" is defined to include any person, who, together with its affiliates, is the beneficial owner of 10% or more of the then outstanding Voting Stock of the Company. A "Business Combination" includes certain mergers, sales of assets, issuances of securities, liquidations or dissolutions, or reclassifications or recapitalizations. A "Continuing Director" is a director who was a director before the Related Person involved in the Business Combination became a Related Person or was designated (before such director's initial election as director) as a Continuing Director by a majority of the Continuing Directors then on the Board. "Voting Stock" means all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

          This "fair price" provision may in certain circumstances make more difficult or discourage a takeover of the Company and, thus, the removal of incumbent management.

      SHAREHOLDER RIGHTS PLAN

          The Company has adopted a Shareholder Rights Plan under the terms of which each shareholder of record will receive a dividend distribution of one right ("Right" or "Rights") for each share of Common Stock held. Each Right will entitle shareholders to purchase from the Company one-half of a share of Common Stock. No less than two Rights, and only integral multiples of two Rights, may be exercised by holders of Rights at an exercise price of $50 per share of Common Stock (equivalent to $25 for each one-half share of Common Stock), subject to certain adjustments. The Rights will become exercisable only if a person or group acquires 15% or more of the Company's Common Stock, or commences a tender or exchange offer which, if consummated, would result in that person or group owning at least 15% of the Common Stock. Prior to that time, the Rights will not trade separately from the Common Stock.

          If a person or group acquires 15% or more of the Company's Common Stock, all other holders of Rights will then be entitled to purchase, by payment of the $50 exercise price upon the exercise of two Rights, the Company's Common Stock (or a Common Stock equivalent) with a value of twice the exercise price. In addition, at any time after a 15% position is acquired and prior to the acquisition by any person or group of 50% or more of the outstanding Common Stock, the Company's Board of Directors may, at its option, require each outstanding Right (other than Rights held by the acquiring person or group) to be exchanged for one share of Common Stock (or one Common Stock equivalent).

          If, following an acquisition of 15% or more of the Company's Common Stock, the Company is acquired by any person in a merger or other business combination transaction or sells more than 50% of its assets or earning power to any person, all other holders of Rights will then be entitled to purchase, by payment of the $50 exercise price upon the exercise of two Rights, common stock of the acquiring company with a value of twice the exercise price.

          The Company may redeem the Rights at $.0025 per Right at any time prior to the time that a person or group has acquired 15% or more of its Common Stock. The Rights, which expire on May 16, 2005, do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on the earnings per share of the Company.

      CERTAIN PENNSYLVANIA LAW PROVISIONS

          PENNSYLVANIA BUSINESS CORPORATION LAW. The Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), generally prohibits a corporation that has a class of voting stock registered under the Exchange Act (such as the Company) from entering into certain broadly-defined business combinations with an "interested shareholder" (defined, in general, as any person or entity that is the beneficial owner of at least 20% of a corporation's voting stock or is an affiliate or an associate of such corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner of at least 20% of the corporation's voting stock) during the five-year period following the interested shareholder's share acquisition date unless (i) the business combination or share acquisition is approved by the board of directors of the corporation prior to the date of the acquisition of the shares which made such shareholder an interested shareholder, (ii) the business combination is approved by the affirmative vote of all of the holders of the outstanding common stock of the corporation or (iii) at a meeting called for such purpose no earlier than three months after the interested shareholder becomes the beneficial owner of at least 80% of the corporation's voting shares, the business combination is approved by the affirmative vote of the holders of shares entitling such holders to cast a majority of the votes that all shareholders would be entitled to cast in an election of directors of the corporation, not including any voting shares owned by the interested shareholder or any affiliate or associate of such interested shareholder, and the interested shareholder has complied with certain statutory minimum fair price conditions in the business combination.

          The PBCL also allows such business combinations to be effected after the five-year period when (i) the interested shareholder complies with the statutory fair price provisions in the business combination and the business combination is approved at a shareholders' meeting called for such purpose (at which meeting the interested shareholder's shares may be counted) or (ii) the holders of a majority of the votes entitled to be cast in an election of directors, excluding the shares beneficially held by the interested shareholder (and any associate or affiliates), approve the business combination.

          The PBCL provides generally that the acquisition of 20% or more of the voting power of a registered Pennsylvania corporation by any person (a "controlling person") or group (a "controlling group") entitles every other holder of voting stock of such corporation to elect to receive from the 20% holder, in cash, an amount equal to the "fair value" of such shares, taking into account all relevant factors, including a proportionate amount of any control premium. The minimum value a shareholder can receive is the highest price paid per share by a controlling person or controlling group at any time during the 90-day period ending on and including the date of the control transaction, i.e. the acquisition of 20% or more.

          PENNSYLVANIA PUBLIC UTILITY CODE. Corporations and persons owning or holding directly or indirectly 5% or more of the Common Stock are "affiliated interests" of PGE under the Pennsylvania Public Utility Code. PPUC approval is required for contracts or arrangements providing for the furnishing of management, supervisory, construction, engineering, accounting, legal, financial or similar services and contracts or arrangements for the purchase, sale, lease, or exchange of any property, right or thing or for the furnishing of any service, property, right or thing other than those above enumerated, made or entered into between PGE and any affiliated interest.

      PUBLIC UTILITY HOLDING COMPANY ACT

          The Public Utility Holding Company Act of 1935 ("PUHCA") regulates certain acquisitions of direct or indirect interests in public utility companies, such as acquisitions of the Company's Common Stock. The Company is a "holding company" within the meaning of the PUHCA, but is exempt, pursuant to
Section 3(a) thereof, from all provisions of the PUHCA (except Section 9(a)(2) thereof). Under Section 9(a)(2), any person who owns 5% or more of the voting securities of another public utility company would be prohibited from acquiring 5% or more of the Company's Common Stock without prior approval of the Commission. Any other person not qualifying for an exemption would be required to register as a holding company under the PUHCA upon acquiring or holding 10% or more of the Company's Common Stock. Upon such registration, the 10% shareholder and the Company would become subject to the PUHCA generally and be required, among other things, to obtain Commission authorization for its corporate organization in accordance with the PUHCA and, subject to certain exceptions, for its financings, acquisitions and affiliate transactions.

      TRANSFER AGENT AND REGISTRAR

          ChaseMellon Shareholder Services, L.L.C. is the transfer agent and registrar for the Common Stock.

                                  LEGAL MATTERS

          The validity of the newly-issued shares of Common Stock offered hereby has been passed upon for the Company by Moses & Gelso, L.L.P., 120 S. Franklin Street, Wilkes-Barre, PA 18701-1188.

                                     EXPERTS

          The consolidated financial statements and schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference, have been audited by PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          The consolidated financial statements and schedules for the year ended December 31, 1996 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference, were audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                  ===========================================












                         PENNSYLVANIA ENTERPRISES, INC.

                           -------------------------


                            Dividend Reinvestment and

                               Stock Purchase Plan


                           =========================

                                2,400,000 Shares

                                  Common Stock



                                   PROSPECTUS












                                  March 5, 1999





                  ===========================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

      ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth all expenses payable by the Company in connection with the sale of the Common Stock being registered:

            Registration fee                                          $3,706.10
            Printing expenses                                          8,000.00
            Legal fees and expenses                                    3,000.00
            Accounting fees and expenses                               2,000.00
            Miscellaneous                                              1,500.00
                                                                     ----------

                  Total                                              $18,206.10

      ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sections 1741 through 1750 of Subchapter D of Chapter 17 of the PBCL contain, among other things, provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel.

          Under Section 1741, unless otherwise limited by its by-laws, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), to which any of them is a party or threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 1742 provides for indemnification with respect to derivative and corporate actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 with respect to any claim, issue or matter as to which a director or officer has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a director or officer is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

          Section 1743 provides that indemnification against expenses is mandatory to the extent that the director or officer has been successful on the merits or otherwise in defense of any such action or proceeding referred to in
Section 1741 or 1742.

          Section 1744 provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation as authorized in the specific case upon a determination that indemnification of directors and officers is proper because the director or officer met the applicable standard of conduct, and such determination will be made by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel or by the shareholders.

          Section 1745 provides that expenses incurred by a director or officer in defending any action or proceeding referred to in the Subchapter may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

          Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by the Subchapter shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

          Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under this Subchapter of the PBCL.

          Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in the Subchapter to successor corporations resulting from consolidation, merger or division and to service as a representative of such corporations or of employee benefit plans.

          Section 1750 provides that the indemnification and advancement of expenses granted pursuant to this Subchapter, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representatives of that person.

          Article II, Section 15 of the Company's By-Laws provides that to the fullest extent that the PBCL permits elimination or limitation of the liability of directors, no director shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director.

          Article VII, Section 1 of the Company's By-Laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the PBCL. Persons who are not directors or officers of the Company may be similarly indemnified in respect of service to the Company or to another such entity at the request of the Company to the extent the Board of Directors at any time designates such person as being entitled to the benefits of such indemnity.

          The Company has purchased director and officer liability insurance for its directors and officers.

      ITEM 16.  EXHIBITS

          The following exhibits are filed herewith or incorporated by reference. The reference numbers correspond to the numbered paragraphs of Item 601 of Regulation S-K.

4-1   Dividend Reinvestment and Stock Purchase Plan (see Prospectus).

4-2   Restated Articles of Incorporation of the Company, as amended -- filed as
      Exhibit 4-1 to the Company's Registration Statement No. 333-23645.

4-3 By-Laws of the Company, as amended and restated -- filed as Exhibit 3-2 to the Company's Annual Report on Form 10-K for 1998, File No. 0-7812.

4-4 Rights Agreement dated as of April 26, 1995 between the Company and Chemical Bank, as Rights Agent -- filed as Exhibit 4-1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, File No. 0-7812.

5-1   Opinion of Moses & Gelso, L.L.P.

23-1  Consent of PricewaterhouseCoopers LLP

23-2  Consent of Arthur Andersen LLP

23-3  Consent of Moses & Gelso, L.L.P. (incorporated in Exhibit 5-1)

24-1  Powers of Attorney*

-------------
* Certain Powers of Attorney previously filed.



      ITEM 17.  UNDERTAKINGS

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF WILKES-BARRE, COMMONWEALTH OF PENNSYLVANIA, ON THE 5TH DAY OF MARCH, 1999.

                                       PENNSYLVANIA ENTERPRISES, INC.


                                       By: /S/ JOHN F. KELL, JR.
                                          --------------------------------------
                                           (John F. Kell, Jr.)
                                           Vice President, Financial Services

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                     TITLE                           DATE
          ---------                     -----                           ----

 (I) PRINCIPAL EXECUTIVE OFFICER:

   Thomas F. Karam*                     President, Chief                March 5, 1999
---------------------------             Executive Officer and
  (Thomas F. Karam)                     Director


(II) PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:


   /s/ John F. Kell, Jr.                Vice President,                 March 5, 1999
---------------------------             Financial Services
  (John F. Kell, Jr.)


(III) A MAJORITY OF THE BOARD OF DIRECTORS:


   Ronald W. Simms*                     Chairman of the                 March 5, 1999
---------------------------             Board of Directors
  (Ronald W. Simms)


   William D. Davis*                    Vice Chairman of the            March 5, 1999
---------------------------             Board of Directors
  (William D. Davis)


   Robert J. Keating*                   Director                        March 5, 1999
---------------------------
  (Robert J. Keating)



   James A. Ross*                       Director                        March 5, 1999
---------------------------
  (James A. Ross)


   John D. McCarthy*                    Director                        March 5, 1999
---------------------------
  (John D. McCarthy)


   Kenneth M. Pollock*                  Director                        March 5, 1999
---------------------------
  (Kenneth M. Pollock)


   John D. McCarthy, Jr.*               Director                        March 5, 1999
---------------------------
  (John D. McCarthy, Jr.)


   Richard A. Rose, Jr.*                Director                        March 5, 1999
---------------------------
  (Richard A. Rose, Jr.)


*By:  /S/ JOHN F. KELL, JR.
    -----------------------
      (John F. Kell, Jr.)


                                INDEX TO EXHIBITS

Exhibit                                                         Sequentially
Number                       Description                        Numbered Page

4-1          Dividend Reinvestment and Stock Purchase
             Plan (see Prospectus).

4-2          Restated Articles of Incorporation of the
             Company, as amended -- filed as Exhibit
             4-1 to the Company's Registration
             Statement No. 333-23645.

4-3          By-Laws of the Company, as amended and
             restated -- filed as Exhibit 3-2 of the
             Company's Annual Report on Form 10-K for
             1998, File No. 0-7812.

4-4          Rights Agreement dated as of April 26,
             1995 between the Company and Chemical
             Bank, as Rights Agent -- filed as Exhibit
             4-1 to the Company's Quarterly Report on
             Form 10-Q for the quarter ended March 31, 1995, File No. 0-7812.

5-1          Opinion of Moses & Gelso, L.L.P.

23-1         Consent of PricewaterhouseCoopers LLP

23-2         Consent of Arthur Andersen LLP

23-3         Consent of Moses & Gelso, L.L.P.
             (incorporated in Exhibit 5-1)

24-1         Powers of Attorney*


-----------
* Certain Powers of Attorney previously filed.


                                                                     Exhibit 5-1

                                 LAW OFFICES OF
                              MOSES & GELSO, L.L.P.

TELEPHONE                    120 S. FRANKLIN STREET                  TELEFAX
(717) 826-1401            WILKES-BARRE, PA  18701-1188           (717) 826-1408






                                                March 1, 1999

Pennsylvania Enterprises, Inc.
One PEI Center
Wilkes-Barre, Pennsylvania  18711-0601

RE:   PENNSYLVANIA ENTERPRISES, INC.
      600,000 SHARES OF COMMON

Dear Ladies and Gentlemen:

          We have acted as special counsel for Pennsylvania Enterprises, Inc., a Pennsylvania corporation (the "Company") for the purpose of rendering this opinion in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act") relating to the sale by the Company of 600,000 additional shares of Common Stock, no par value, stated value $5 per share (the "Shares") pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan.

          As such special counsel, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when such facts were not independently established, relied upon the aforesaid records, certificates and documents.

          We are members of the Bar of the Commonwealth of Pennsylvania and we express no opinion as to the laws of any other jurisdiction except to the extent specifically referred to herein.

          Upon the basis of the foregoing examination and subject to the limitations contained herein we are of the opinion that:

          (a) when the Registration Statement has become effective under the Act, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Shares (except under the so-called "blue sky" or securities laws of the several states of which we do not express any opinion); and

          (b) the Shares are duly authorized and, when issued and paid for in the manner set forth in the Registration Statement, will have been validly issued and fully paid and non-assessable by the Company.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,



                                       /s/ JOHN P. MOSES

                                                                    Exhibit 23-1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated February 17, 1999 appearing on page 33 of Pennsylvania Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
March 5, 1999

                                                                    Exhibit 23-2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 19, 1997 included in Pennsylvania Enterprises, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


                                                /s/ ARTHUR ANDERSEN LLP

New York, New York
March 5, 1998

                                                                    Exhibit 24-1

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director and/or officer of Pennsylvania Enterprises, Inc., a Pennsylvania corporation (the "Corporation"), does hereby constitute and appoint John F. Kell, Jr. and Donna
M. Abdalla, and each of them, his true and lawful attorney or attorneys to execute in his name, place and stead in such capacity or capacities (whether on behalf of the Corporation or otherwise), any and all instruments which said attorney or attorneys may deem necessary or advisable in order to enable the Corporation to comply with the Securities Act of 1933, as amended (the "1933 Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the 1933 Act of the offer and sale of shares of the Corporation's Common Stock pursuant to the Corporation's Dividend Reinvestment and Stock Purchase Plan and the Corporation's Customer Stock Purchase Plan, including, without limitation, the power and authority to sign his name (whether on behalf of the Corporation, or as a director and/or officer of the Corporation, or by attesting the seal of the Corporation, or otherwise) to each of the Registration Statements and amendments and post-effective amendments to each of such Registration Statements relating to the registration of the offer and sale of any such shares of Common Stock pursuant to such Plans, and to file the same, including any exhibits or other documents forming a part of any such Registration Statements or amendments, with the Securities and Exchange Commission, each of said attorneys to have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or advisable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person.

      IN WITNESS WHEREOF, the undersigned has signed his name hereto on the date set forth below.

Date: March 3, 1999

                                               /S/ THOMAS F. KARAM
                                               -------------------
                                               Thomas F. Karam

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director and/or officer of Pennsylvania Enterprises, Inc., a Pennsylvania corporation (the "Corporation"), does hereby constitute and appoint John F. Kell, Jr. and Donna
M. Abdalla, and each of them, his true and lawful attorney or attorneys to execute in his name, place and stead in such capacity or capacities (whether on behalf of the Corporation or otherwise), any and all instruments which said attorney or attorneys may deem necessary or advisable in order to enable the Corporation to comply with the Securities Act of 1933, as amended (the "1933 Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the 1933 Act of the offer and sale of shares of the Corporation's Common Stock pursuant to the Corporation's Dividend Reinvestment and Stock Purchase Plan and the Corporation's Customer Stock Purchase Plan, including, without limitation, the power and authority to sign his name (whether on behalf of the Corporation, or as a director and/or officer of the Corporation, or by attesting the seal of the Corporation, or otherwise) to each of the Registration Statements and amendments and post-effective amendments to each of such Registration Statements relating to the registration of the offer and sale of any such shares of Common Stock pursuant to such Plans, and to file the same, including any exhibits or other documents forming a part of any such Registration Statements or amendments, with the Securities and Exchange Commission, each of said attorneys to have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or advisable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person.

      IN WITNESS WHEREOF, the undersigned has signed his name hereto on the date set forth below.

Date: March 3, 1999

                                               /S/ JOHN D. MCCARTHY, JR.
                                               -------------------------
                                               John D. McCarthy, Jr.

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director and/or officer of Pennsylvania Enterprises, Inc., a Pennsylvania corporation (the "Corporation"), does hereby constitute and appoint John F. Kell, Jr. and Donna
M. Abdalla, and each of them, his true and lawful attorney or attorneys to execute in his name, place and stead in such capacity or capacities (whether on behalf of the Corporation or otherwise), any and all instruments which said attorney or attorneys may deem necessary or advisable in order to enable the Corporation to comply with the Securities Act of 1933, as amended (the "1933 Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the 1933 Act of the offer and sale of shares of the Corporation's Common Stock pursuant to the Corporation's Dividend Reinvestment and Stock Purchase Plan and the Corporation's Customer Stock Purchase Plan, including, without limitation, the power and authority to sign his name (whether on behalf of the Corporation, or as a director and/or officer of the Corporation, or by attesting the seal of the Corporation, or otherwise) to each of the Registration Statements and amendments and post-effective amendments to each of such Registration Statements relating to the registration of the offer and sale of any such shares of Common Stock pursuant to such Plans, and to file the same, including any exhibits or other documents forming a part of any such Registration Statements or amendments, with the Securities and Exchange Commission, each of said attorneys to have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or advisable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person.

      IN WITNESS WHEREOF, the undersigned has signed his name hereto on the date set forth below.

Date: March 2, 1999

                                               /S/ RICHARD A. ROSE, JR.
                                               ------------------------
                                               Richard A. Rose, Jr.